Exhibit 4.15

EXECUTION VERSION

FORTY-NINTH SUPPLEMENTAL INDENTURE

FORTY-NINTH SUPPLEMENTAL INDENTURE (this “Forty-Ninth Supplemental Indenture”), dated as of March 30, 2021, among T-Mobile USA, Inc. (the “Company”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 28, 2013 (the “Base Indenture”) as amended and supplemented with respect to the Company’s (a) 6.000% Senior Notes due 2023 pursuant to the Seventeenth Supplemental Indenture dated as of September 5, 2014, (b) 6.000% Senior Notes due 2024 pursuant to the Twenty-First Supplemental Indenture dated as of November 5, 2015, (c) 4.000% Senior Notes due 2022 pursuant to the Twenty-Third Supplemental Indenture dated as of March 16, 2017, (d) 5.125% Senior Notes due 2025 pursuant to the Twenty-Fourth Supplemental Indenture dated as of March 16, 2017, (e) 5.375% Senior Notes due 2027 pursuant to the Twenty-Fifth Supplemental Indenture dated as of March 16, 2017, (f) 4.000% Senior Notes due 2022 pursuant to the Twenty-Sixth Supplemental Indenture dated as of April 27, 2017, (g) 5.375% Senior Notes due 2027-1 pursuant to the Twenty-Eighth Supplemental Indenture dated as of April 28, 2017, (h) 4.500% Senior Notes due 2026 pursuant to the Thirty-Second Supplemental Indenture dated as of January 25, 2018, (i) 4.750% Senior Notes due 2028 pursuant to the Thirty-Third Supplemental Indenture dated as of January 25, 2018, (j) 4.500% Senior Notes due 2026-1 pursuant to the Thirty-Fifth Supplemental Indenture dated as of April 30, 2018, (k) 4.750% Senior Notes due 2028-1 pursuant to the Thirty-Sixth Supplemental Indenture dated as of April 30, 2018, (l) 2.250% Senior Notes due 2026 pursuant to the Forty-Third Supplemental Indenture dated as of January 14, 2021, (m) 2.625% Senior Notes due 2029 pursuant to the Forty-Fourth Supplemental Indenture dated as of January 14, 2021, (n) 2.875% Senior Notes due 2031 pursuant to the Forty-Fifth Supplemental Indenture dated as of January 14, 2021, (o) 2.625% Senior Notes due 2026 pursuant to the Forty-Sixth Supplemental Indenture dated as of March 23, 2021, (p) 3.375% Senior Notes due 2029 pursuant to the Forty-Seventh Supplemental Indenture dated as of March 23, 2021 and (q) 3.500% Senior Notes due 2031 pursuant to the Forty-Eighth Supplemental Indenture dated as of March 23, 2021, and as amended and supplemented by the Eleventh Supplemental Indenture dated as of May 1, 2013, the Sixteenth Supplemental Indenture dated as of August 11, 2014, the Nineteenth Supplemental Indenture dated as of September 28, 2015, the Thirtieth Supplemental Indenture dated as of May 9, 2017, the Thirty-Fourth Supplemental Indenture dated as of April 26, 2018, the Thirty-Seventh Supplemental Indenture dated as of May 20, 2018, the Thirty-Eighth Supplemental Indenture dated as of December 20, 2018, the Fortieth Supplemental Indenture, dated as of September 27, 2019, the Forty-First Supplemental Indenture, dated as of April 1, 2020 and the Forty-Second Supplemental Indenture, dated as of May 7, 2020 (the Base Indenture as so amended and supplemented, the “Indenture”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall become Guarantors of the applicable Notes on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Forty-Ninth Supplemental Indenture.

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NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:

1.       Defined Terms. As used in this Forty-Ninth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Forty-Ninth Supplemental Indenture refer to this Forty-Ninth Supplemental Indenture as a whole and not to any particular section hereof.

2.       Agreement to Guarantee. The New Guarantors hereby agree to unconditionally guarantee, and the Existing Guarantors hereby affirm their unconditional guarantee of, the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X thereof.

3.       Notices. All notices or other communications to the Company and the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

5.       Governing Law. THIS FORTY-NINTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6       The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Company.

7.       Counterpart Originals. This Forty-Ninth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Forty-Ninth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Forty-Ninth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Forty-Ninth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Forty-Ninth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

8.       Headings, etc. The headings of the Articles and Sections of this Forty-Ninth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Forty-Ninth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Forty-Ninth Supplemental Indenture to be duly executed, all as of the date first above written.

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Senior Vice President, Treasury & Treasurer

[Forty-Ninth Supplemental Indenture]

ALDA WIRELESS HOLDINGS, LLC
AMERICAN TELECASTING DEVELOPMENT, LLC
AMERICAN TELECASTING OF ANCHORAGE, LLC
AMERICAN TELECASTING OF COLUMBUS, LLC
AMERICAN TELECASTING OF DENVER, LLC
AMERICAN TELECASTING OF FORT MYERS, LLC
AMERICAN TELECASTING OF FT. COLLINS, LLC
AMERICAN TELECASTING OF GREEN BAY, LLC
AMERICAN TELECASTING OF LANSING, LLC
AMERICAN TELECASTING OF LINCOLN, LLC
AMERICAN TELECASTING OF LITTLE ROCK, LLC
AMERICAN TELECASTING OF LOUISVILLE, LLC
AMERICAN TELECASTING OF MEDFORD, LLC
AMERICAN TELECASTING OF MICHIANA, LLC
AMERICAN TELECASTING OF MONTEREY, LLC
AMERICAN TELECASTING OF REDDING, LLC
AMERICAN TELECASTING OF SANTA BARBARA, LLC
AMERICAN TELECASTING OF SEATTLE, LLC
AMERICAN TELECASTING OF SHERIDAN, LLC
AMERICAN TELECASTING OF YUBA CITY, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
BROADCAST CABLE, LLC
CLEAR WIRELESS LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
CLEARWIRE IP HOLDINGS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
CLEARWIRE XOHM LLC
FIXED WIRELESS HOLDINGS, LLC
FRESNO MMDS ASSOCIATES, LLC
IBSV LLC
KENNEWICK LICENSING, LLC
L3TV CHICAGOLAND CABLE SYSTEM, LLC
L3TV COLORADO CABLE SYSTEM, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Forty-Ninth Supplemental Indenture]

L3TV DALLAS CABLE SYSTEM, LLC
L3TV DC CABLE SYSTEM, LLC
L3TV DETROIT CABLE SYSTEM, LLC
L3TV LOS ANGELES CABLE SYSTEM, LLC
L3TV MINNEAPOLIS CABLE SYSTEM, LLC
L3TV NEW YORK CABLE SYSTEM, LLC
L3TV PHILADELPHIA CABLE SYSTEM, LLC
L3TV SAN FRANCISCO CABLE SYSTEM, LLC
L3TV SEATTLE CABLE SYSTEM, LLC
LAYER3 TV, LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
MINORCO, LLC
NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.
NEXTEL OF NEW YORK, INC.
NEXTEL RETAIL STORES, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PCTV GOLD II, LLC
PCTV SUB, LLC
PEOPLE’S CHOICE TV OF HOUSTON, LLC
PEOPLE’S CHOICE TV OF ST. LOUIS, LLC
PRWIRELESS PR, LLC
PUSHSPRING, INC.
SFE 1, LLC
SIHI NEW ZEALAND HOLDCO, INC.
SPEEDCHOICE OF DETROIT, LLC
SPEEDCHOICE OF PHOENIX, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Forty-Ninth Supplemental Indenture]

SPRINT (BAY AREA), LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS COMPANY L.P.
SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.
SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.
SPRINT COMMUNICATIONS, INC.
SPRINT CORPORATION
SPRINT EBUSINESS, INC.
SPRINT ENTERPRISE NETWORK SERVICES, INC.
SPRINT EWIRELESS, INC.
SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION
SPRINT INTERNATIONAL HOLDING, INC.
SPRINT INTERNATIONAL INCORPORATED
SPRINT INTERNATIONAL NETWORK COMPANY LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SOLUTIONS, INC.
SPRINT SPECTRUM HOLDING COMPANY, LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
SPRINT/UNITED MANAGEMENT COMPANY
TDI ACQUISITION SUB, LLC
THEORY MOBILE, INC.
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
TRANSWORLD TELECOM II, LLC
TVN VENTURES LLC
USST OF TEXAS, INC.
UTELCOM LLC
VMU GP, LLC
WBS OF AMERICA, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Forty-Ninth Supplemental Indenture]

WBS OF SACRAMENTO, LLC
WBSY LICENSING, LLC
WCOF, LLC
WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.
WIRELINE LEASING CO., INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

SPRINTCOM, INC.
SPRINT SPECTRUM L.P.
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Assistant Treasurer

T-MOBILE CENTRAL LLC, as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Vice President

[Forty-Ninth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

[Forty-Ninth Supplemental Indenture]

Schedule I

Entity	Jurisdiction of Organization
T-MOBILE INNOVATIONS LLC	Delaware
TVN VENTURES LLC	Delaware

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